UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 30, 2010

NorthStar Realty Finance Corp.

(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation)	001-32330 (Commission File Number)	11-3707493 (I.R.S. Employer Identification No.)

399 Park Avenue, New York, NY	10022
(Address of principal executive offices)	(Zip Code)

(212) 547-2600
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01     Entry into a Material Definitive Agreement.

On June 30, 2010, NorthStar Realty Finance Corp. (“NorthStar”) and Wells Fargo, National Association (“Wells Fargo”) entered into an agreement (the “Agreement”) granting NorthStar the right to fully repay and extinguish its $304 million First Amended and Restated Credit Agreement (the “Credit Agreement”) and the Second Amendment to Note Purchase Agreement (the “Note Purchase Agreement,” and together with the Credit Agreement, the “Facility”) with Wells Fargo.  Pursuant to the Agreement, on June 30, 2010 NorthStar repaid the Facility in full in exchange for the following: (i) $208 million of cash; (ii) granting Wells Fargo the right to receive 40% of any principal proceeds paid to NorthStar on its €72.5 million participation in a mezzanine loan that is collateralized by a German retail portfolio (the “Participation Interest”); and (iii) granting Wells Fargo two million warrants (the “Warrants”) to acquire two million shares of NorthStar’s common stock, par value $0.01 per share (“Common Stock”), for $7.60 per share and expiring on June 30, 2020.  The Agreement provides that the maximum amount that Wells Fargo may earn, in the aggregate, from the Participation Interest and the Warrants is $45 million.  Additionally, the Agreement provides that Wells Fargo shall use commercially reasonable efforts to provide NorthStar and/or its affiliates a new secured credit facility, which is expected to be $200 million.

The foregoing summary is qualified in its entirety by reference to the Agreement, which will be filed as an exhibit to NorthStar’s quarterly report on Form 10-Q for the quarter ended June 30, 2010.

ITEM 3.02     Unregistered Sales of Equity Securities.

On June 30, 2010, in connection with the Agreement, NorthStar entered into a warrant agreement (the “Warrant Agreement”) with Wells Fargo under which NorthStar issued the Warrants to Wells Fargo to purchase two million shares of Common Stock at an exercise price of $7.60 per share.  The Warrants are exercisable immediately and the exercise price of the Warrants may be paid in cash or by cashless exercise.  The exercise price and the number of shares of Common Stock issuable upon exercise of the Warrants are subject to adjustment for dividends paid in common stock, subdivisions or combinations.  The Company relied on the exemption from registration afforded by Section 4(2) of the Securities Act of 1933, as amended, for the issuance of these securities.

The foregoing summary is qualified in its entirety by reference to the Warrant Agreement, which will be filed as an exhibit to the Company’s quarterly report on Form 10-Q for the quarter ended June 30, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NorthStar Realty Finance Corp. (Registrant)

Date: July 7, 2010	By:	/s/ Albert Tylis

Albert Tylis Chief Operating Officer & General Counsel